UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100

Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2024, Celcuity Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated as representatives (the “Representatives”) of the several underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale of 3,871,000 shares of common stock, at a price to the public of $15.50 (the “Offering”). The Offering closed on May 31, 2024.

The net proceeds to the Company from the Offering were approximately $56.2 million after deducting underwriting discounts and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities and other general corporate purposes. Clinical trial expenditures may include a previously announced Phase 3 clinical trial that the Company plans to initiate to evaluate gedatolisib plus a CDK4/6 inhibitor and fulvestrant as first-line treatment for patients with HR+/HER2- advanced breast cancer.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements of the Company, indemnification obligations of the Company and the Underwriters, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were only for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Underwriting Agreement attached as Exhibit 1.1 hereto and incorporated herein by reference.

The Offering was made pursuant to an effective registration statement on Form S-3 (Reg. No. 333-261155), previously filed with the Securities and Exchange Commission, and the related prospectus supplement thereunder.

A copy of the opinion of Fredrikson & Byron, P.A. relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On May 30, 2024, the Company issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated May 30, 2024, by and among Celcuity Inc., Leerink Partners LLC, TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated.
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).
99.1	Press Release, dated May 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2024

CELCUITY INC.

By	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer